EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-205276 on Form S-6 of our report dated August 11, 2015, relating to the statement of financial condition, including the portfolio of investments, of Morgan Stanley Global Investment Solutions — Contrarian Candidates Portfolio, Series 2, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 11, 2015